Exhibit 10.19

CONTENTS

Clause		Page
1.	INTERPRETATION	1
2.	GUARANTEE	7
3.	CREATION OF SECURITY	10
4.	REPRESENTATIONS - GENERAL	13
5.	RESTRICTIONS ON DEALINGS	14
6.	INVESTMENTS	14
7.	ACCOUNTS	17
8.	ASSIGNED CONTRACTS	19
9.	PLANT AND MACHINERY	20
10.	WHEN SECURITY BECOMES ENFORCEABLE	21
11.	ENFORCEMENT OF SECURITY	21
12.	ADMINISTRATOR	23
13.	RECEIVER	23
14.	POWERS OF RECEIVER	24
15.	APPLICATION OF PROCEEDS	27
16.	TAXES, EXPENSES AND INDEMNITY	27
17.	DELEGATION	28
18.	FURTHER ASSURANCES	28
19.	POWER OF ATTORNEY	29
20.	PRESERVATION OF SECURITY	29
21.	MISCELLANEOUS	32
22.	RELEASE	33
23.	COUNTERPARTS	34
24.	NOTICES	34
25.	GOVERNING LAW	37
26.	ENFORCEMENT	37
SCHEDULE 1	Security Assets	39
PART 1	Charged Shares	39
PART 2	Specific Plant and Machinery	40
PART 3	Security Accounts	123
SCHEDULE 2	Forms of Letter for Security Accounts	126
PART 1	Notice to Account Bank	126
PART 2	Acknowledgement of Account Bank	129
SCHEDULE 3	Forms of Letter for Insurance Policies	131
PART 1	Form of Notice of Assignment	131
PART 2	Form of Letter of Undertaking	133
SCHEDULE 4	Forms of Letter for Assigned Contracts	134
PART 1	Notice to Counterparty	134
PART 2	Acknowledgement of Counterparty	136

ii

1243436-LONSR01A - MSW

2 1243436-LONSR01A - MSW (e) any bill of exchange or other negotiable instrument from time to time held by it for an amount in excess of $250,000 (or its equivalent in other currencies); (f) any other agreement whether existing at the date of this Deed or entered into after the date of this Deed under which the aggregate consideration payable at any time to a Chargor is in excess of $100,000 (or its equivalent in other currencies); and (g) any other agreement from time to time to which a Chargor is a party and which a Chargor and the Administrative Agent have designated an Assigned Contract. Cash Management Document means in relation to any Chargor, any agreement to which it is a party between two or more members of the Group that provides for any cash pooling, set-off, netting, or similar arrangement. Charged Shares means all shares in any member of the Group that is on the date of this Deed, or after the date of this Deed becomes, a wholly-owned Material Foreign Subsidiary of a Chargor and which is incorporated in England and Wales and held by, or issued to, a Chargor or held by any nominee on its behalf. Charged Company means each member of the Group from time to time whose shares are subject to this Security. Credit Agreement means the credit agreement dated on or about the date of this Deed between, amongst others, Avaya UK, as U.K. Borrower, the other borrowers party thereto, and the Administrative Agent. Discharge Date means the date on which all of the Secured Obligations have been paid in full (other than contingent indemnification obligations not yet accrued and payable), independently of any partial or intermediate payment in accordance with the terms of the Loan Documents, and the Lenders have no further commitment to lend under the Credit Agreement, the Outstanding Amount of L/C Obligations have been either reduced to zero, back-stopped by a letter of credit in form and substance satisfactory to the Administrative Agent in its sole discretion or Cash Collateralized and the L/C Issuers have no further obligations to issue Letters of Credit under the Credit Agreement. Enforcement Event means the occurrence of an Event of Default which is continuing. Group means Holdings, the Company and any of the Company's Restricted Subsidiaries. Insurance Policies means, in relation to any Chargor, all insurance policies maintained by such Chargor, other than any insurance policy to the extent such insurance policy provides for (i) business interruption insurance or (ii) insurance in respect of liabilities of that Chargor to third parties. Intercompany Document means in relation to any Chargor, any note or loan agreement with any other member of the Group. Investments means: (a) the Charged Shares; and

3 1243436-LONSR01A - MSW (b) all other shares, stocks, debentures, bonds, warrants, coupons and other securities and investments issued by any member of the Group that is a wholly- owned Material Foreign Subsidiary of a Chargor organized in England and Wales, Germany, Ireland or Canada, which a Chargor purports to mortgage or charge under this Deed. Party means a party to this Deed. Plant and Machinery means any plant, machinery, computers or office equipment which a Chargor purports to mortgage or charge under this Deed. Receiver means an administrative receiver, a receiver and manager or a receiver, in each case, appointed under this Deed and that term will include any appointee under a joint and/or several appointment. Related Rights means in relation to any Investment: (a) the proceeds of sale of the whole or any part of that asset or any monies and proceeds paid or payable in respect of that asset; (b) all rights under any agreement for sale, option or lease in respect of that asset; and (c) all rights, benefits, claims, contracts, warranties, remedies, security indemnities or covenants for title in respect of that asset. Secured Obligations means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Security means any Security Interest created, evidenced or conferred by or under this Deed. Security Account means in relation to any Chargor: (a) any account specified in Part 3 of Schedule 1 (Security Assets) opposite its name; (b) any other account which a Chargor purports to charge under this Deed; and (c) in each case, any subdivision or sub account of any such account, but excludes any Excluded Account. Security Assets means any and all assets of each Chargor that are the subject of this Security. Security Interest means any mortgage, pledge, lien, charge (fixed or floating), assignment, hypothecation, set-off or trust arrangement for the purpose of creating

4 1243436-LONSR01A - MSW security, reservation of title or security interest or any other agreement or arrangement having a similar effect. Security Period means the period beginning on the date of this Deed and ending on the Discharge Date. Security Trust Deed means the Security Trust Deed dated on or about the date of this Deed and entered into between, amongst others, the Administrative Agent and Avaya UK. Territory means England and Wales. 1.2 Construction In this Deed (including its Recitals): (a) capitalised terms defined in the Credit Agreement have, unless expressly defined in this Deed, the same meaning in this Deed. (b) an agreement includes any legally binding arrangement, agreement, contract, deed or instrument (in each case whether oral or written); (c) an amendment includes any amendment, supplement, variation, waiver, novation, modification, replacement or restatement (however fundamental) and amend and amended shall be construed accordingly; (d) assets includes properties, assets, businesses, undertakings, revenues and rights of every kind (including uncalled share capital), present or future, actual or contingent, and any interest in any of the above; (e) a consent includes an authorisation, permit, approval, consent, exemption, licence, order, filing, registration, recording, notarisation, permission or waiver; (f) references to an Event of Default being continuing means that such Event of Default has occurred or arisen and has not been expressly remedied or has not been expressly waived in writing by the Administrative Agent or the applicable Lenders, in each case in accordance with, and to the extent permitted by, the terms of the Credit Agreement; (g) a disposal includes any sale, transfer, grant, lease, licence or other disposal, whether voluntary or involuntary and dispose will be construed accordingly; (h) including means including without limitation and includes and included shall be construed accordingly; (i) indebtedness includes any obligation (whether incurred as principal, guarantor or surety and whether present or future, actual or contingent) for the payment or repayment of money; (j) losses includes losses, actions, damages, payments, claims, proceedings, costs, demands, expenses (including legal and other fees) and liabilities of any kind and loss shall be construed accordingly;

5 1243436-LONSR01A - MSW (k) a person includes any individual, trust, firm, fund, company, corporation, partnership, joint venture, government, state or agency of a state or any undertaking or other association (whether or not having separate legal personality) or any two or more of the foregoing; and (l) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law compliance with which is customary) of any governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation. (m) In this Deed, unless a contrary intention appears: (i) a reference to any person includes a reference to that person’s permitted successors, assignees and transferees and, in the case of the Administrative Agent, any person for the time being appointed as Administrative Agent in accordance with the Loan Documents, and in the case of the Administrative Agent and any Receiver, any Delegate of the Administrative Agent or Receiver (as appropriate); (ii) references to Clauses, Subclauses and Schedules are references to, respectively, clauses and subclauses of and schedules to this Deed and references to this Deed include its schedules; (iii) a reference to (or to any specified provision of) any agreement is to that agreement (or that provision) as amended, restated or otherwise modified from time to time; (iv) a reference to a statute, statutory instrument or provision of law is to that statute, statutory instrument or provision of law, as it may be applied, amended or re-enacted from time to time; (v) the index to and the headings in this Deed are for convenience only and are to be ignored in construing this Deed; (vi) references to “with full title guarantee” are to be construed as provided for in the Law of Property (Miscellaneous Provisions) Act 1994; and (vii) words imparting the singular include the plural and vice versa. (n) The term: certificated has the meaning given to it in the Uncertificated Securities Regulations 2001; and clearance system means a person whose business is or includes the provision of clearance services or security accounts or any nominee or depository for that person. (o) Any covenant of a Chargor under this Deed (other than a payment obligation) remains in force during the Security Period and is given for the benefit of each Secured Party. (p) The terms of the other Loan Documents and of any side letters between any Parties in relation to any Loan Document (as the case may be) are incorporated

6 1243436-LONSR01A - MSW in this Deed to the extent required to ensure that any purported disposition of any freehold or leasehold property contained in this Deed is a valid disposition in accordance with section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989. (q) This Deed shall continue to be effective, or be reinstated, as the case may be, if at any time any payment (or any part thereof) of any of the Secured Obligations is avoided, rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party, as though such payment had not been made. (r) Unless the context otherwise requires, a reference to a Security Asset or any type or description of a Security Asset includes: (i) any part of that Security Asset; and (ii) any present and future assets of that type. 1.3 Third Party Rights (a) Unless expressly provided to the contrary in this Deed, a person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999. (b) Notwithstanding any term of this Deed, the consent of any third party is not required to rescind, vary, amend or terminate this Deed at any time. 1.4 Limitation under German Law (a) Notwithstanding anything to the contrary in this Deed or any other Loan Document, if and to the extent that any managing director (Geschäftsführer) of Avaya GmbH demonstrates in writing to the Administrative Agent by way of providing a certificate accompanied with background information satisfactory to the Administrative Agent (acting reasonably) that enforcement of the Security over English Assets of Avaya GmbH created pursuant to this Deed in respect of any Cross- and Upstream Liability Obligation were to cause personal liability of such managing director based on mandatory restrictions imposed by German law relating to up-stream and cross-stream guarantees and/or collateral and/or payment, the Administrative Agent shall only be entitled to enforce such Security over the English Assets of Avaya GmbH created pursuant to this Deed in respect of the Cross- and Upstream Liability Obligation up to the amount at which no such personal liability (as demonstrated by the managing director) would occur. In the event that the Administrative Agent is so restricted in enforcement of the Security over the English Assets of Avaya GmbH granted hereunder pursuant to this Clause, Avaya GmbH shall take all reasonable measures to mitigate the effect of such limitation and inform the Administrative Agent of any such measures accordingly. Avaya GmbH shall at any time, upon the Administrative Agent's reasonable request, provide the Administrative Agent with further and updated evidence showing whether and to which extent its financial condition has improved. The Administrative Agent shall at all times remain entitled (acting reasonably) to further enforce the Security over the English Assets of Avaya GmbH created pursuant to this Deed in respect of the Cross- and Upstream Liability Obligation as and when the financial condition of Avaya GmbH improves.

7 1243436-LONSR01A - MSW (b) Any evidence relating to financial information delivered by Avaya GmbH in connection with (a) above shall be prepared in accordance with the provisions of the German Commercial Code (Handelsgesetzbuch, "HGB") consistently applied by Avaya GmbH in preparing its unconsolidated balance sheets (Jahresabschluss) according to Section 42 GmbHG, Sections 242, 264 HGB in the previous years, save that (i) loans provided to Avaya GmbH by its parent or any of its parent's subsidiaries shall be disregarded, if and to the extent that such loans are subordinated or are considered subordinated by law or by contract at least to the rank pursuant to section 39 (1) No. 5 InsO and (ii) loans or other contractual liabilities incurred by Avaya GmbH in breach of this Deed or any other Loan Document shall not be taken into account as liabilities. (c) “Cross- and Upstream Liability Obligations” means any guarantee and indemnity or joint and several liability which secures any obligations owed by any other Loan Party who is an affiliated company (verbundenes Unternehmen) within the meaning of Section 15 German Stock Corporation Act (Aktiengesetz) (in each case other than a direct or indirect subsidiary of Avaya GmbH). For the avoidance of doubt, any guarantee and indemnity or joint and several liability which secures any obligations owed in respect of (x) loans to the extent they are on-lent to Avaya GmbH or any of its direct or indirect subsidiaries and such amount is not repaid or (y) bank guarantees, letters of credit or any other financial or monetary instrument issued for the benefit of any of the creditors of Avaya GmbH or any of its direct or indirect subsidiaries shall not constitute Cross- and Upstream Liability Obligations. 2. GUARANTEE 2.1 Guarantee Each Chargor irrevocably and unconditionally jointly and severally: (a) guarantees as principal obligor to each Secured Party due and punctual performance by each Loan Party of all of the Secured Obligations now or in the future due, owing or incurred by such Loan Party; (b) undertakes with each Secured Party that whenever another Loan Party does not pay or discharge any Secured Obligation now or in the future due, owing or incurred by that Loan Party, it shall immediately on the Administrative Agent’s written demand pay or discharge such Secured Obligation as if it was the principal obligor; and (c) indemnifies each Secured Party immediately on written demand against any cost, loss or liability suffered by the Administrative Agent or other Secured Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which the Administrative Agent or such other Secured Party would otherwise have been entitled to recover. 2.2 Continuing Guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Loan Party under the Loan Documents, regardless of any intermediate payment or discharge in whole or in part.

8 1243436-LONSR01A - MSW 2.3 Reinstatement If any payment by a Loan Party or any discharge given by the Administrative Agent or other Secured Party (whether in respect of the obligations of any Loan Party or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event: (a) the liability of each Chargor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and (b) the Administrative Agent and each other Secured Party shall be entitled to recover the value or amount of that security or payment from each Chargor, as if the payment, discharge, avoidance or reduction had not occurred. 2.4 Waiver of defences Without prejudice to Clause 22 (Release), the obligations of each Chargor under this Clause (Guarantee) will not be affected by an act, omission, matter or thing which, but for this Clause (Guarantee), would reduce, release or prejudice any of its obligations under this Clause (Guarantee) (without limitation and whether or not known to it or any Secured Party) including: (a) any time, waiver or consent granted to, or composition with, any other Chargor or other person; (b) the release of any other Chargor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Chargor or other person or any non-presentation or non- observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Chargor or any other person; (e) any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature) or replacement of a Loan Document or any other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security; or (g) any insolvency or similar proceedings. 2.5 Demands (a) The making of one demand under Clause 2.1 (Guarantee) shall not preclude the Administrative Agent from making any further demands. (b) Any delay of the Administrative Agent in making a demand under Clause 2.1 (Guarantee) shall not be treated as a waiver of its rights to make such demand.

9 1243436-LONSR01A - MSW 2.6 Chargor Intent Without prejudice to the generality of Clause 2.4 (Waiver of defences), each Chargor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing. 2.7 Immediate recourse Each Chargor waives any right it may have of first requiring the Administrative Agent or any other Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Chargor under this Clause 2 (Guarantee). This waiver applies irrespective of any law or any provision of a Loan Document to the contrary. 2.8 Deferral of the Chargors' rights (a) Until all amounts which may be or become payable by the Loan Parties under or in connection with the Loan Documents have been paid in full and unless the Administrative Agent otherwise directs (in which case it shall take such action as it is directed), no Chargor will exercise any rights which it may have by reason of performance by it of its obligations under the Loan Documents: (i) to be indemnified by another Loan Party; (ii) to claim any contribution from any other Chargor of any Loan Party's obligations under the Loan Documents; and/or (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of any Secured Party under the Loan Documents or of any other guarantee or security taken pursuant to, or in connection with, the Loan Documents by any Secured Party. (b) If a Chargor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Loan Parties under or in connection with the Loan Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Administrative Agent or as the Administrative Agent may direct. 2.9 Additional security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party.

10 1243436-LONSR01A - MSW 2.10 Credit Agreement The provisions of sections 2.08(b) (Interest) (with respect to Default Rate), 2.14 (Incremental Credit Extensions) and 3.01 (Taxes) of the Credit Agreement are hereby incorporated, mutatis mutandi, and shall apply to this Deed, the Chargors, the Lenders and the Administrative Agent as if set forth herein. 3. CREATION OF SECURITY 3.1 General (a) All this Security: (i) is created in favour of the Administrative Agent; (ii) is security for the payment, discharge and performance of all the Secured Obligations; and (iii) is made with full title guarantee in accordance with the Law of Property (Miscellaneous Provisions) Act 1994. (b) Each Chargor hereby acknowledges that all assets, right, interests and benefits which are now or in the future granted to the Administrative Agent pursuant to this Clause or otherwise mortgaged, charged, assigned or otherwise granted to it under this Deed (or any other document in connection herewith) and all other rights, powers and discretions granted to or conferred upon the Administrative Agent under this Deed or the other Loan Documents (or any other document in connection therewith) shall be held by the Administrative Agent on trust for the Secured Parties from time to time in accordance with the provisions of the Security Trust Deed. (c) The fact that no or incomplete details of any Security Asset are inserted in Schedule 1 (Security Assets) does not affect the validity or enforceability of this Security. (d) Any Security Interest granted by a Foreign Chargor pursuant to this Deed shall be limited to all of the assets of each such Foreign Chargor which are located or otherwise situated in England and Wales or which are governed, expressly or by operation of law or otherwise, by English law (any such assets being English Assets). 3.2 Investments (a) Each Chargor charges by way of a first fixed charge its interest in all shares, stocks, debentures, bonds, warrants, coupons or other securities and investments (including all Cash Equivalents) owned by it or held by any nominee on its behalf. (b) A reference in this Deed to any share, stock, debenture, bond, warrant, coupon or other security or investment includes: (i) any dividend, interest or other distribution paid or payable;

11 1243436-LONSR01A - MSW (ii) any right, money or property accruing, derived, incidental or offered at any time by way of redemption, substitution, exchange, bonus or preference, under option rights or otherwise; (iii) any right against any clearance system; (iv) any Related Rights; and (v) any right under any custodian or other agreement, in relation to that share, stock, debenture, bond, warrant, coupon or other security or investment. 3.3 Plant and machinery Each Chargor charges by way of a first fixed charge all plant, machinery, computers and office equipment owned by it (excluding any equipment that is leased) and which is specified in Part 2 of Schedule 1 (Security Assets) opposite its name and any and all other plant, machinery, computers and office equipment (or any interest therein) owned by it. 3.4 Credit balances Each Chargor charges by way of a first fixed charge all of its rights in respect of each amount standing to the credit of each account held with any person, in England and Wales, and the debt represented by that account. 3.5 Book debts Each Chargor charges by way of a first fixed charge: (a) all of its book and other debts; (b) all other moneys due and owing to it; and (c) the benefit of all rights, securities and guarantees of any nature enjoyed or held by it in relation to any item under paragraphs (a) or (b) above. 3.6 Insurance Policies (a) Each Chargor assigns absolutely, subject to a proviso for re-assignment on redemption, all amounts payable to it under or in connection with each of its Insurance Policies and all of its rights in connection with those amounts. (b) To the extent that they are not effectively assigned under paragraph (a) above, each Chargor charges by way of a first fixed charge all amounts and rights described in paragraph (a) above. 3.7 Assigned Contracts (a) Each Chargor assigns absolutely, subject to a proviso for re-assignment on redemption, all of its rights in respect of its Assigned Contracts. (b) To the extent that any such right described in paragraph (a) above is not assignable or capable of assignment, the assignment of that right purported to be effected by paragraph (a) shall operate as an assignment of any damages,

12 1243436-LONSR01A - MSW compensation, remuneration, profit, rent or income which that Chargor may derive from that right or be awarded or entitled to in respect of that right. 3.8 Miscellaneous Each Chargor charges by way of a first fixed charge: (a) any beneficial interest, claim or entitlement it has to any assets of any pension fund; (b) its goodwill; (c) the benefit of any authorisation (statutory or otherwise) held in connection with its business or the use of any Security Asset; (d) the right to recover and receive compensation which may be payable to it in respect of any authorisation referred to in paragraph (c) above; and (e) its uncalled capital. 3.9 Floating charge (a) Each Chargor charges by way of a floating charge all of its assets whatsoever and wheresoever not otherwise effectively mortgaged, charged or assigned under this Deed. (b) Except as provided in paragraph (c) below, the Administrative Agent may by notice to a Chargor convert the floating charge created by that Chargor under this Deed into a fixed charge as regards any of that Chargor’s assets specified in that notice if an Event of Default has occurred and is continuing. (c) The floating charge created under this Deed may not be converted into a fixed charge solely by reason of: (i) the obtaining of a moratorium; or (ii) anything done with a view to obtaining a moratorium, under section 1A of the Insolvency Act 1986 or under the Insolvency Act 2000. (d) The floating charge created under this Deed will (in addition to the circumstances in which the same will occur under general law) automatically convert into a fixed charge over all of each Chargor’s assets: (i) if an administrator is appointed in respect of any Chargor or the Administrative Agent receives notice of an intention to appoint an administrator in respect of any Chargor; or (ii) on the convening of any meeting of the members of that Chargor to consider a resolution to wind up (or not wind up) that Chargor unless permitted under section 7.04 (Fundamental Changes) of the Credit Agreement. (e) The floating charge created under this Deed is a qualifying floating charge for the purpose of paragraph 14 of Schedule Bl to the Insolvency Act 1986.

13 1243436-LONSR01A - MSW (f) The giving by the Administrative Agent of a notice under paragraph (b) above in relation to any asset of a Chargor will not be construed as a waiver or abandonment of the Administrative Agent’s rights to give any other notice in respect of any other asset or of any other right of any other Secured Party under this Deed or any other Loan Document. (g) Any charge which has been converted into a fixed charge in accordance with paragraphs (b) or (d) above may, by notice in writing given at any time by the Administrative Agent to the relevant Chargor, be reconverted into a floating charge in relation to the Security Assets specified in such notice. 4. REPRESENTATIONS - GENERAL 4.1 Nature of security Each Chargor represents and warrants to each Secured Party that: (a) this Deed creates those Security Interests it purports to create and is not liable to be avoided or otherwise set aside on its liquidation or administration or otherwise; (b) all actions and consents including all filings, notices, registrations and recordings necessary for the exercise by the Administrative Agent of the voting or other rights provided for in this Deed or the exercise of remedies in respect of the Security Assets have been made or will be obtained within periods required to perfect the Security (except that there is no requirement to take any perfection steps in respect of Security Interests granted in relation to motor vehicles, intellectual property or real estate until such time as instructed to do so in writing by the Administrative Agent whilst an Enforcement Event exists) as against any third party; and (c) Schedule 1 (Security Assets) properly identifies: (i) in Part 1 thereof, all Charged Shares and other shares, stocks, debentures, bonds, warrants, coupons and other securities and investments owned by the Chargors in the Territory at the date of this Deed; (ii) in Part 3 thereof, other than any Excluded Accounts existing on the date of this Deed, all bank accounts held by the Chargors in England and Wales on the date of this Deed and Avaya UK has no other bank accounts and the Foreign Chargors have no other bank accounts that are not secured in favour of the Secured Parties pursuant to another Collateral Document in force on the date of this Deed, other than any Excluded Accounts. 4.2 Times for making representations and warranties (a) The representations and warranties set out in this Deed (including in this Clause) are made by each Chargor on the date of this Deed. (b) Each representation and warranty under this Deed is deemed to be repeated by each Chargor on the date of each Credit Extension under a Loan Document (other than any Protective Advance and any conversion of Loans to the other

14 1243436-LONSR01A - MSW Type or a continuation of Eurocurrency Rate Loans, CDOR Loans or EURIBOR Loans). (c) When a representation and warranty is deemed to be repeated, it is deemed to be made by reference to the circumstances existing at the time of repetition provided that, to the extent that any representation and warranty specifically refers to an earlier date, it shall be made by reference to such earlier date. 5. RESTRICTIONS ON DEALINGS No Chargor may: (a) create or permit to subsist any Security Interest on any of its assets; or (b) either in a single transaction or in a series of transactions and whether related or not and whether voluntarily or involuntarily sell, lease, transfer, redeem or otherwise dispose of all or any part of its assets, unless permitted by the Credit Agreement. 6. INVESTMENTS 6.1 Investments Each Chargor represents and warrants to each Secured Party that: (a) its Investments are duly authorised, validly issued and fully paid; (b) its Investments are not subject to any Security Interest, any option to purchase or similar right, in each case, other than as permitted by the Credit Agreement; (c) it is the sole legal and beneficial owner of its Investments (save for any Investments acquired by or issued to that Chargor after the date of this Deed that are held by any nominee on its behalf or any Investments transferred to the Administrative Agent or its nominee pursuant to this Deed); (d) each Charged Company is a company incorporated with limited liability; and (e) the constitutional documents of each Charged Company do not restrict or inhibit any transfer of those shares on creation or enforcement of this Security. 6.2 Certificated Investments (a) Each Chargor must: (i) deposit with the Administrative Agent, or as the Administrative Agent may direct, any bearer instrument, share certificate or other document of title or evidence of ownership in relation to any Investment, immediately in respect of any Investment subject to this Security on the date of this Deed and thereafter as soon as practicable (and in any event, within 45 days after the date of acquisition thereof or such longer period as to which the Administrative Agent may agree in its reasonable discretion) following the acquisition by, or the issue to, that Chargor of any certificated Investment (unless the same is required for registering any transfer, in which case the relevant Chargor must deposit the same immediately after such registration is completed); and

15 1243436-LONSR01A - MSW (ii) as soon as practicable (and in any event within 10 Business Days' of any request ) take any action and execute and deliver to the Administrative Agent any share transfer or other document which may reasonably be requested by the Administrative Agent in order to enable the transferee to be registered as the owner or otherwise obtain (whilst an Enforcement Event exists) a legal title to that Investment, which includes delivering all stock transfer forms (executed and left undated) in favour of the Administrative Agent or any of its nominees as transferee or, if the Administrative Agent so directs, with the transferee left blank. (b) The Administrative Agent may whilst an Enforcement Event exists complete the instruments of transfer on behalf of the Chargor in favour of itself or such other person as it shall select. 6.3 Calls (a) Each Chargor must pay all calls and other payments due and payable in respect of any of its Investments. (b) If a Chargor fails to do so, the Administrative Agent may (at its discretion) pay those calls or other payments on behalf of that Chargor. That Chargor must within 10 Business Days of written request reimburse the Administrative Agent for any payment made by the Administrative Agent under this Subclause and, pending reimbursement, that payment will constitute part of the Secured Obligations. 6.4 Other obligations in respect of Investments (a) It is acknowledged and agreed that notwithstanding anything to the contrary contained in this Deed, each Chargor shall remain liable to observe and perform all of the conditions and obligations assumed by it in respect of any of its Investments. (b) No Secured Party will be required in any manner to: (i) perform or fulfil any obligation of a Chargor; (ii) make any payment; (iii) make any enquiry as to the nature or sufficiency of any payment received by it or a Chargor; (iv) present or file any claim or take any other action to collect or enforce the payment of any amount; or (v) take any action in connection with the taking up of any (or any offer of any) stocks, shares, rights, monies or other property paid, distributed, accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise, in respect of any Investment.

16 1243436-LONSR01A - MSW 6.5 Voting rights (a) Unless an Event of Default is continuing, each Chargor may continue to exercise the voting rights, powers and other rights in respect of its Investments for any purpose consistent with the terms of this Deed, the Credit Agreement and the other Loan Documents provided that such rights and powers shall not be exercised in any manner, except as is permitted under the Credit Agreement, that would materially and adversely affect the rights and remedies of the Administrative Agent or the other Secured Parties under this Deed, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same. (b) Subject to the terms of the Credit Agreement, unless an Event of Default has occurred and is continuing, and the Administrative Agent shall have notified each Chargor of the suspension of the rights of the Chargors under this Clause, all dividends or other income or distributions paid or payable in relation to any Investments must be paid to the relevant Chargor. To achieve this: (i) the Administrative Agent or its nominee will promptly execute any dividend mandate necessary to ensure that payment is made direct to the relevant Chargor; or (ii) if payment is made directly to the Administrative Agent (or its nominee) at a time when an Event of Default is not continuing, the Administrative Agent (or that nominee) will promptly pay that amount to the relevant Chargor. (c) Whilst an Enforcement Event exists, and following notice to the applicable Chargor that the rights of the Chargor under this Clause 6.5 (Voting rights) are suspended, the Administrative Agent or its nominee may exercise or refrain from exercising: (i) any voting rights; and (ii) any other powers or rights which maybe exercised by the legal or beneficial owner of any Investment, any person who is the holder of any Investment or otherwise, in each case, in the name of the relevant Chargor, the registered holder or otherwise and without any further consent or authority on the part of the relevant Chargor and irrespective of any direction given by any Chargor. (d) To the extent that the Investments remain registered in the names of the Chargors, each Chargor irrevocably appoints the Administrative Agent or its nominee as its proxy to exercise all voting rights in respect of those Investments whilst an Event of Default is continuing. (e) Each Chargor must indemnify the Administrative Agent against any loss or liability incurred by the Administrative Agent as a consequence of the Administrative Agent acting in respect of its Investments on the direction of that Chargor, save to the extent that such loss or liability resulted from the gross negligence, bad faith or wilful misconduct of, or breach of any obligation under any Loan Document by, the Administrative Agent, as determined by the final, non-appealable judgment of a court of competent jurisdiction.

17 1243436-LONSR01A - MSW 6.6 Clearance systems (a) Whilst an Enforcement Event exists, each Chargor must, if so requested by the Administrative Agent: (i) instruct any clearance system to transfer any Investment held by it for that Chargor or its nominee to an account of the Administrative Agent or its nominee with that clearance system; and (ii) take whatever action the Administrative Agent may request for the dematerialisation or rematerialisation of any Investments held in a clearance system. (b) Whilst an Enforcement Event exists, without prejudice to the rest of this Subclause the Administrative Agent may, at the expense of the relevant Chargor, take whatever action is required for the dematerialisation or rematerialisation of the Investments as necessary. 7. ACCOUNTS 7.1 Accounts Except as otherwise permitted by the Credit Agreement, all Security Accounts must be maintained at a branch of the Account Bank approved by the Administrative Agent (those listed in Part 3 of Schedule 1 being approved by the Administrative Agent's execution of this Deed). 7.2 Change of Account Bank (a) Any Account Bank may be changed to another bank and additional banks may be appointed as Account Banks if the Administrative Agent so agrees, or as otherwise permitted by the Credit Agreement. (b) Without prejudice to Clause 7.2(a), a Chargor may only open an account with a new Account Bank after the proposed new Account Bank agrees with the Administrative Agent and the relevant Chargor, in a manner satisfactory to the Administrative Agent (acting reasonably), to fulfil the role of the Account Bank under this Deed, provided that this paragraph (b) shall not apply to Excluded Accounts. (c) No Chargor shall, during the continuance of this Deed, without the Administrative Agent’s prior consent, permit or agree to any variation of the rights attaching to any Security Account or close any Security Account except in accordance with section 6.15(d) (Cash Management Systems) of the Credit Agreement. 7.3 Book debts and receipts In respect of amounts receivable by a Chargor, each Chargor must comply with section 6.15 (Cash Management Systems) of the Credit Agreement. 7.4 Withdrawals (a) Whilst:

18 1243436-LONSR01A - MSW (i) a Specified Event of Default is continuing, in the case of a Security Account that is a cash pooling account; or (ii) during the continuance of a Cash Dominion Event, in the case of other Security Accounts, the Administrative Agent (or a Receiver) may withdraw amounts standing to the credit of any Security Account for application in accordance with the Credit Agreement. (b) The Administrative Agent may only give instructions to Account Banks, as referred to in paragraph 1(b) in the form of notice set out in Part 1 of Schedule 2 whilst: (i) a Specified Event of Default is continuing, in the case of instructions to any Account Banks with whom any Security Account that is a cash pooling account is held; or (ii) during the continuance of a Cash Dominion Event, in the case of any Account Banks with whom any other Security Account is held, and, notwithstanding the foregoing, the Administrative Agent agrees that it shall not deliver any instructions to any account bank in respect of Excluded Accounts. (c) Each Chargor shall be entitled to receive, withdraw or otherwise transfer any credit balance from time to time standing to the credit of any Security Account except: (i) whilst a Specified Event of Default is continuing, in the case of a Security Account that is a cash pooling account, or during the continuance of a Cash Dominion Event, in the case of any other Security Account; or (ii) if otherwise prohibited by section 6.15 (Cash Management Systems) of the Credit Agreement, in which case, the Chargor shall not be so entitled without the prior written consent of the Administrative Agent. (d) Each Chargor must ensure that none of its Security Accounts is overdrawn at any time other than in accordance with any Cash Management Document or as permitted by the Credit Agreement. (e) Each Chargor must ensure that each Account Bank operates each Security Account in accordance with the terms of this Deed and the notices given under Clause 7.5 or as otherwise permitted by the Credit Agreement. 7.5 Notices of charge (a) Each Chargor must: (i) immediately give notice to each relevant Account Bank with whom a Security Account listed in Part 3(A) of Schedule 1 is held,

19 1243436-LONSR01A - MSW substantially in the form of Part 1 of Schedule 2 (Forms of letter for Security Accounts); and (ii) procure that each relevant Account Bank in respect of Security Accounts existing on the Closing Date, acknowledges that notice substantially in the form of Part 2 of Schedule 2 (Forms of letter for Security Accounts) within 14 days of the date of this Deed. (b) Each Chargor agrees that it shall, in connection with any amendment of the instructions to the Account Bank: (i) as soon as practicable following request by the Administrative Agent provide a revised or supplemental notice to each relevant Account Bank in a form and substance satisfactory to the Administrative Agent (acting reasonably); and (ii) use reasonable endeavours to procure that each relevant Account Bank acknowledges any amended notice delivered pursuant to paragraph (b)(i) above within 14 days of such notice. Notwithstanding the foregoing, if the Chargor has used reasonable endeavours but has not been able to obtain the acknowledgement, its obligation to obtain the acknowledgement shall cease on expiry of that 14-day period. 8. ASSIGNED CONTRACTS 8.1 Copies of Assigned Contracts Each Chargor must supply the Administrative Agent and any Receiver with copies of each of its Assigned Contracts and any information and documentation relating to any of its Assigned Contracts if reasonably requested by the Administrative Agent or any Receiver (subject to any confidentiality obligation binding on the relevant Chargor). 8.2 Rights If an Event of Default is continuing, following written notice to the applicable Chargor of its intention to do so, the Administrative Agent may exercise (without any further consent or authority on the part of the Chargor and irrespective of any direction given by the Chargor) any of that Chargor’s rights under its Assigned Contracts. 8.3 Notices of assignment on signing Each Chargor must: (a) as soon as practicable, serve a notice of assignment, substantially in the form of Part 1 of Schedule 4 (Forms of letter for Assigned Contracts), on each of the other parties to each of its Assigned Contracts referred to in paragraphs (a) to (e) of the definition of Assigned Contracts which are in existence on the date of this Deed; and (b) use commercially reasonable endeavours to procure that each of those other parties acknowledges that notice, substantially in the form of Part 2 of Schedule 4 (Forms of letter for Assigned Contracts) within 14 days of the date of this Deed or, if later, the date of entry into that Assigned Contract (as appropriate). Notwithstanding the foregoing, if the Chargor has used commercially reasonable endeavours but has not been able to obtain the

20 1243436-LONSR01A - MSW acknowledgement, its obligation to obtain the acknowledgement shall cease on expiry of that 14-day period. 8.4 Notices of assignment following an Enforcement Event If an Enforcement Event exists, each Chargor must, if the Administrative Agent so requests: (a) as soon as practicable after such request by the Administrative Agent, serve a notice of assignment, substantially in the form of Part 1 of Schedule 4 (Forms of letter for Assigned Contracts), on each of the other parties to each of its Assigned Contracts referred to in paragraphs (f) and (g) of the definition of Assigned Contracts which are then in existence; and (b) use commercially reasonable endeavours to procure that each of those other parties acknowledges that notice, substantially in the form of Part 2 of Schedule 4 (Forms of letter for Assigned Contracts) within 14 days of the Chargor serving notice on each of the other parties to the relevant Assigned Contracts in accordance with (a) above. Notwithstanding the foregoing, if the Chargor has used commercially reasonable endeavours but has not been able to obtain the acknowledgement, its obligation to obtain the acknowledgement shall cease on expiry of that 14-day period. 9. PLANT AND MACHINERY 9.1 Maintenance Each Chargor must take any action which the Administrative Agent may require to evidence the interest of the Administrative Agent in its Plant and Machinery and except if the failure to do so would not reasonably be expected to have a Material Adverse Effect, each Chargor must take commercially reasonable steps to keep its Plant and Machinery in good repair and in good working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted and consistent with past practice. 9.2 INSURANCE POLICIES 9.3 Rights (a) If an Event of Default is continuing: (i) the Administrative Agent may exercise (without any further consent or authority on the part of any Chargor and irrespective of any direction given by any Chargor) any of the rights of any Chargor in connection with any amounts payable to it under any of its Insurance Policies; (ii) each Chargor must take such steps (at its own cost) as the Administrative Agent may require to enforce those rights; this includes initiating and pursuing legal or arbitration proceedings in the name of that Chargor; and (iii) each Chargor must hold any payment received by it under any of its Insurance Policies on trust for the Administrative Agent.

21 1243436-LONSR01A - MSW 9.4 Notice Each Chargor must: (a) as soon as practicable give notice of this Deed to each of the other parties to each of the Insurance Policies by sending a notice substantially in the form of Part 1 of Schedule 3 (Insurance Policies); and (b) use commercially reasonable endeavours to procure that each such other party delivers a letter of acknowledgement to the Administrative Agent substantially in the form of Part 2 of Schedule 3 (Insurance Policies) within 45 days of the date of this Deed or, if later, the date of entry into that Insurance Policy (as appropriate). Notwithstanding the foregoing, if the Chargor has used reasonable endeavours but has not been able to obtain the acknowledgements, its obligation to obtain the acknowledgement shall cease on expiry of that 45- day period. 10. WHEN SECURITY BECOMES ENFORCEABLE 10.1 Timing This Security will become immediately enforceable if an Event of Default is continuing. 10.2 Enforcement After this Security has become enforceable in accordance with Clause 10.1 (Timing), the Administrative Agent may in its absolute discretion enforce all or any part of this Security (1) in any manner it sees fit in accordance with the Loan Documents or (2) as the Required Lenders or all of the Lenders, as applicable, direct in accordance with the Credit Agreement. 11. ENFORCEMENT OF SECURITY 11.1 General (a) The power of sale and any other power conferred on a mortgagee by law (including under section 101 of the Act) as varied or amended by this Deed will be immediately exercisable at any time after this Security has become enforceable in accordance with Clause 10.1 (Timing). (b) For the purposes of all powers implied by law, the Secured Obligations are deemed to have become due and payable on the date of this Deed. (c) Any restriction imposed by law on the power of sale (including under section 103 of the Act) or the right of a mortgagee to consolidate mortgages (including under section 93 of the Act) does not apply to this Security or to the exercise by the Administrative Agent of its right to consolidate all or any of the Security with any other security in existence at the time or to its power of sale, which powers may be exercised by the Administrative Agent without notice to the Chargor on or at any time after this Security has become enforceable. (d) Any powers of leasing conferred on the Administrative Agent by law are extended so as to authorise the Administrative Agent to lease, make agreements for leases, accept surrenders of leases and grant options as the

22 1243436-LONSR01A - MSW Administrative Agent may think fit and without the need to comply with any restrictions conferred by law (including under section 99 or 100 of the Act). 11.2 No liability as mortgagee in possession Neither the Administrative Agent nor any Receiver will be liable, by reason of entering into possession of a Security Asset: (a) to account as mortgagee in possession or for any loss on realisation; or (b) for any neglect, default or omission in connection with a Security Asset for which a mortgagee in possession might otherwise be liable, save as regards the Administrative Agent, to the extent such loss or liability resulted from the gross negligence, bad faith or wilful misconduct of the Administrative Agent, as determined by the final, non-appealable judgment of a court of competent jurisdiction. 11.3 Privileges Each Receiver and the Administrative Agent is entitled to all the rights, powers, privileges and immunities conferred by law (including the Act) on mortgagees and receivers duly appointed under any law (including the Act). 11.4 Protection of third parties No person (including a purchaser) dealing with the Administrative Agent or a Receiver or its or his agents will be concerned to enquire: (a) whether the Secured Obligations have become payable; (i) whether any power which the Administrative Agent or a Receiver is purporting to exercise has become exercisable or is being properly exercised; (ii) whether any money remains due under the Loan Documents; or (iii) how any money paid to the Administrative Agent or to that Receiver is to be applied. (b) The receipt of the Administrative Agent or any Receiver shall be conclusive discharge to a purchaser and, in making any sale or disposal of any of the Security Assets or making any acquisition, the Administrative Agent or any Receiver may do so for such consideration, in such manner and on such terms as it thinks fit. 11.5 Redemption of prior mortgages (a) At any time after this Security has become enforceable in accordance with Clause 10.1 (Timing), the Administrative Agent may: (i) redeem any prior Security Interest against any Security Asset; and/or (ii) procure the transfer of that Security Interest to itself; and/or

23 1243436-LONSR01A - MSW (iii) settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed will be, in the absence of manifest error, conclusive and binding on each Chargor. (b) Each Chargor must pay to the Administrative Agent, promptly following receipt by the applicable Chargor of an invoice relating thereto setting forth such costs and expenses in reasonable detail, the documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with any such redemption and/or transfer, including the payment of any principal or interest and, pending reimbursement, that payment will constitute part of the Secured Obligations. 11.6 Contingencies If this Security is enforced at a time when no amount is due under the Loan Documents but at a time when amounts may or will become due, the Administrative Agent (or the Receiver) may pay the proceeds of any recoveries effected by it into such number of suspense accounts as it considers appropriate. 12. ADMINISTRATOR 12.1 Appointment of Administrator (a) Subject to the Insolvency Act 1986, at any time and from time to time after this Security becomes enforceable in accordance with Clause 10.1 (Timing), or if any Chargor so requests the Administrative Agent in writing from time to time, the Administrative Agent may appoint any one or more qualified persons to be an Administrator of that Chargor, to act together or independently of the other or others appointed (to the extent applicable). (b) Any such appointment may be made pursuant to an application to court under paragraph 12 of Schedule B1 of the Insolvency Act 1986 (Administration application) or by filing specified documents with the court under paragraphs 14 - 21 of Schedule B1 of the Insolvency Act 1986 (Appointment of administrator by holder of floating charge). (c) In this clause qualified person means a person who, under the Insolvency Act 1986, is qualified to act as an Administrator of any company with respect to which he is appointed. 13. RECEIVER 13.1 Appointment of Receiver (a) Except as provided below, the Administrative Agent may, without prior notice to the Chargors, appoint any one or more persons to be a Receiver of all or any part of the Security Assets if: (i) this Security has become enforceable in accordance with Clause 10.1 (Timing); or (ii) a Chargor so requests the Administrative Agent in writing at any time. (b) Any appointment under paragraph (a) above may be by deed, under seal or in writing under its hand.

24 1243436-LONSR01A - MSW (c) Except as provided below, any restriction imposed by law on the right of a mortgagee to appoint a Receiver (including under section 109(1) of the Act) does not apply to this Deed. (d) The Administrative Agent is not entitled to appoint a Receiver solely as a result of the obtaining of a moratorium (or anything done with a view to obtaining a moratorium) under the Insolvency Act 2000 except with the leave of the court. (e) The Administrative Agent may not appoint an administrative receiver (as defined in section 29(2) of the Insolvency Act 1986) over the Security Assets if the Administrative Agent is prohibited from so doing by section 72A of the Insolvency Act 1986 and no exception to the prohibition on appointing an administrative receiver applies. 13.2 Removal The Administrative Agent may by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated. 13.3 Remuneration The Administrative Agent may fix the remuneration of any Receiver appointed by it and any maximum rate imposed by any law (including under section 109(6) of the Act) will not apply. 13.4 Agent of each Chargor (a) A Receiver will be deemed to be the agent of the relevant Chargor for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act. The relevant Chargor is solely responsible for the contracts, engagements, acts, omissions, defaults and losses of, and remuneration payable to, a Receiver and for liabilities incurred by a Receiver. (b) No Secured Party will incur any liability (either to a Chargor or to any other person) by reason of the appointment of a Receiver or for any other reason. 13.5 Relationship with Administrative Agent To the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may after this Security becomes enforceable in accordance with Clause 10.1 (Timing) be exercised by the Administrative Agent in relation to any Security Asset without first appointing a Receiver or notwithstanding the appointment of a Receiver. 14. POWERS OF RECEIVER 14.1 General (a) A Receiver has all the rights, powers and discretions set out below in this Clause in addition to those conferred on it by any law. This includes:

25 1243436-LONSR01A - MSW (i) in the case of an administrative receiver, all the rights, powers and discretions conferred on an administrative receiver under the Insolvency Act 1986; and (ii) otherwise, all the rights, powers and discretions conferred on a receiver (or a receiver and manager) under the Act and the Insolvency Act 1986. (b) If there is more than one Receiver holding office at the same time; each Receiver may (unless the document appointing him states otherwise) exercise all the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receiver. 14.2 Possession A Receiver may take immediate possession of, get in and collect any Security Asset (including income accrued from time to time). 14.3 Calls A Receiver may make, or require the directors of a Chargor to make, calls upon the holders of share capital of a Chargor which remains uncalled and to enforce payment of such calls and any previous unpaid calls by taking proceedings. 14.4 Carry on business A Receiver may carry on any business of any Chargor in any manner he thinks fit. 14.5 Employees (a) A Receiver may appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he thinks fit. (b) A Receiver may discharge any person appointed by any Chargor and employ, engage, dismiss or vary the terms of employment or engagement of employees, workmen, servants, officers, managers, agents and advisers on such terms as to remuneration and otherwise as he shall think fit including power to engage his own firm in the conduct of the receivership. 14.6 Borrow money A Receiver may raise and borrow money either unsecured or on the security of any Security Asset either in priority to this Security or otherwise and generally on any terms and for whatever purpose which he thinks fit. 14.7 Redemption of security A Receiver may redeem, discharge or compromise any security whether or not having priority to all or any part of the security constituted pursuant to this Deed. 14.8 Covenants, guarantees and indemnities A Receiver may enter into such bonds, covenants, guarantees, commitments, indemnities and other obligations or liabilities as he shall think fit and make all payments needed to effect, maintain or satisfy such obligations or liabilities.

26 1243436-LONSR01A - MSW 14.9 Sale of assets (a) A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks fit. (b) The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which he thinks fit. 14.10 Contracts A Receiver may enter into any contract or arrangement and perform, repudiate, rescind or vary any contract to which a Chargor is a party. 14.11 Acquisitions A Receiver may purchase, lease, hire or acquire any assets or rights which he shall in his absolute discretion consider necessary or desirable for the carrying on, improvement or realisation of, or for the benefit of, the whole or any part of the Security Assets or the business of a Chargor. 14.12 Compromise A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person who is or claims to be a creditor of any Chargor or relating in any way to any Security Asset. 14.13 Legal actions A Receiver may bring, prosecute, enforce, defend, negotiate and abandon any action, suit or proceedings in connection with the business of a Chargor, all or any party of any Security Asset or this Security which he thinks fit. 14.14 Receipts A Receiver may give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Security Asset. 14.15 Subsidiaries A Receiver may form a Subsidiary of any Chargor and supervise, control and finance any existing or new Subsidiary of that Chargor and transfer to that Subsidiary any Security Asset. 14.16 Delegation A Receiver may delegate his powers in accordance with this Deed. 14.17 Lending A Receiver may lend money or advance credit to any customer of any Chargor.

27 1243436-LONSR01A - MSW 14.18 Protection of assets A Receiver may: (a) effect any repair or insurance and do any other act which any Chargor might do in the ordinary conduct of its business to protect or improve any Security Asset; (b) commence and/or complete any building operation; (c) apply for and maintain any planning permission, building regulation approval or any other authorisation; and (d) effect, maintain or renew indemnity and other insurances and to obtain bonds and performance guarantees in each case as he thinks fit. 14.19 Other powers A Receiver may: (a) do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or by law; (b) exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Security Asset; and (c) use the name of any Chargor for any of the above purposes. 15. APPLICATION OF PROCEEDS (a) All moneys from time to time received or recovered by the Administrative Agent or any Receiver in connection with the realisation or enforcement of all or any part of the Security shall be held by the Administrative Agent on trust for the Secured Parties from time to time in accordance with the provisions of the Security Trust Deed to apply them in accordance with the terms of the Security Trust Deed and the Credit Agreement. (b) This Clause does not prejudice the right of any Secured Party to recover any shortfall from a Loan Party. 16. TAXES, EXPENSES AND INDEMNITY (a) Each Chargor must pay, or on an indemnity basis reimburse, any and all amounts for which it is liable in accordance with, and solely to the extent required by, sections 2.08 (Interest), 3.01 (Taxes), 10.04 (Attorney Costs and Expenses), 10.05 (Indemnification by the Borrowers) and 10.19 (Judgment Currency) of the Credit Agreement. (b) Any amount due but unpaid shall carry interest at the rate and on the basis mentioned in Clause 21.1 (Interest).

28 1243436-LONSR01A - MSW 17. DELEGATION 17.1 Power of Attorney The Administrative Agent or any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Deed which delegation shall not preclude either the subsequent exercise, any subsequent delegation or any revocation of such right, power or discretion by the Administrative Agent or any Receiver itself. 17.2 Terms Any such delegation may be made upon any terms (including power to sub-delegate) which the Administrative Agent or any Receiver may think fit. 17.3 Liability Neither the Administrative Agent nor any Receiver will be in any way liable or responsible to any Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any Delegate or sub-delegate, save as regards the Administrative Agent, to the extent such loss or liability resulted from the gross negligence, bad faith or wilful misconduct of the Administrative Agent, as determined by the final, non-appealable judgment of a court of competent jurisdiction. 17.4 Discretion Any liberty or power which may be exercised or any determination which may be made under this Deed by the Administrative Agent or any Receiver may be exercised or made in its absolute and unfettered discretion without any obligation to give reasons. 18. FURTHER ASSURANCES Each Chargor must, at its own expense, take whatever action the Administrative Agent or a Receiver may reasonably require for: (a) creating, perfecting or protecting any security intended to be created by or pursuant to this Deed (including procuring that any third party creates a Security Interest in favour of the Administrative Agent over any Security Asset to which it holds the legal title as trustee, nominee or agent); (b) following an Enforcement Event facilitating the realisation of any Security Asset; (c) facilitating the exercise of any right, power or discretion exercisable by the Administrative Agent or any Receiver in respect of any Security Asset; or (d) creating and perfecting security in favour of the Administrative Agent (equivalent to the security intended to be created by this Deed) over any assets of (i) Avaya UK, whether or not they are English Assets; and (ii) any Foreign Chargor, to the extent such assets are English Assets. This includes:

29 1243436-LONSR01A - MSW (iii) the re-execution of this Deed; (iv) the execution of any legal mortgage, charge, transfer, conveyance, assignment or assurance of any property, whether to the Administrative Agent or to its nominee; and (v) the giving of any notice, order or direction and the making of any filing or registration, which, in any such case, the Administrative Agent may think expedient (acting reasonably). 19. POWER OF ATTORNEY Each Chargor, by way of security, irrevocably appoints the Administrative Agent and each Receiver to be its attorney to take any action which that Chargor is obliged to take under this Deed but which it has failed to take when required to do so under this Deed within 5 Business Days of request by the Administrative Agent. Each Chargor ratifies and confirms whatever any attorney does or purports to do under its appointment under this Clause. 20. PRESERVATION OF SECURITY 20.1 Continuing security This Security is a continuing security and will extend to the ultimate balance of the Secured Obligations, regardless of any intermediate payment or discharge in whole or in part. 20.2 Reinstatement (a) If any discharge (whether in respect of the obligations of any Chargor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise without limitation, the liability of each Chargor under this Deed will continue or be reinstated as if the discharge or arrangement had not occurred. (b) Each Secured Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration. 20.3 Waiver of defences Without prejudice to Clause 22 (Release), the obligations of each Chargor under this Deed will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Deed (whether or not known to it or any Secured Party). This includes: (a) any time, waiver or consent granted to, or composition with, any person; (b) any release of any other person under the terms of any composition or arrangement;

30 1243436-LONSR01A - MSW (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other person; (d) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (e) any incapacity lack of power, authority or legal personality of or dissolution or change in the members or status of any person; (f) any amendment (however fundamental) or replacement of a Loan Document or any other document or security or of the Secured Obligations; (g) any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Loan Document or any other document or security or of the Secured Obligations the failure by any member of the Group to enter into or be bound by any Loan Document; or (h) any insolvency or similar proceedings or any winding up, dissolution administration, or re-organisation or other change in a Chargor or any other person. 20.4 Immediate recourse Each Chargor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person or file any proof or claim in any insolvency, administration, winding-up or liquidation proceedings relative to any other Loan Party or any other person before claiming from that Chargor under this Deed. 20.5 Appropriations Until the Discharge Date, each Secured Party (or any trustee or agent on its behalf) may without affecting the liability of any Chargor under this Deed: (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) against those amounts; (b) apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise; and (c) hold in an interest-bearing suspense account any moneys received from any Chargor or on account of that Chargor’s liability under this Deed. 20.6 Non-competition Unless: (a) the Discharge Date has occurred; or (b) the Administrative Agent otherwise directs, no Chargor will, after a claim has been made or by virtue of any payment or performance by it under this Deed:

31 1243436-LONSR01A - MSW (i) be subrogated to any rights, security or moneys held, received or receivable by any Secured Party (or any trustee or agent on its behalf); (ii) be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Chargor’s liability under this Clause; (iii) claim, rank, prove or vote as a creditor of any Loan Party or its estate in competition with any Secured Party (or any trustee or agent on its behalf); or (iv) receive, claim or have the benefit of any payment, distribution or security from or on account of any Loan Party, or exercise any right of set-off as against any Loan Party. Each Chargor must hold on trust for and must immediately pay or transfer to the Administrative Agent for the Secured Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Administrative Agent under this Clause. 20.7 Additional security (a) This Deed is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Secured Party. (b) No prior security held by any Secured Party (in its capacity as such or otherwise) over any Security Asset will merge into this Security. 20.8 No Prejudice This Security shall not be prejudiced by any unenforceability or invalidity of any other agreement or document or by any time or indulgence granted to a Chargor or any other person, or the Administrative Agent (whether in its capacity as trustee or otherwise) or any of the other Secured Parties or by any variation of the terms of the trust upon which the Administrative Agent holds the Security or by any other thing which might otherwise prejudice that Security. 20.9 Remedies and Waivers No failure on the part of the Administrative Agent to exercise, or any delay on its part in exercising, any rights under this Security shall operate as a waiver of that right, nor shall any single or partial exercise of any right under this Security preclude any further or other exercise of that or any other right under this Security. 20.10 Partial Invalidity If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed nor of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby and, if any part of the Security is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of the Security.

32 1243436-LONSR01A - MSW 20.11 Deferral of Rights Until the Discharge Date, a Chargor shall not exercise any rights which it may have by reason of performance by it of its obligations under this Deed: (a) to be indemnified by any Obligor; (b) to claim any contribution from any guarantor of any Obligor's obligations under this Deed; and/or (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Loan Documents or of any other guarantee or security taken pursuant to, or in connection with, this Deed by any Secured Party. 20.12 Security held by Chargor No Chargor may, without the prior consent of the Administrative Agent, hold any security from any other Loan Party in respect of that Chargor’s liability under this Deed. Each Chargor will hold any security held by it in breach of this provision on trust for the Administrative Agent. 21. MISCELLANEOUS 21.1 Interest If a Chargor fails to pay any sums on the due date for payment of that sum the Chargor shall pay interest on such sum (before and after any judgment and to the extent interest at a default rate is not otherwise being paid on that sum) in accordance with the provisions of section 2.08 (Interest) of the Credit Agreement. 21.2 Tacking Each Lender must perform its obligations under the Credit Agreement (including any obligation to make available further advances). 21.3 New Accounts (a) If any subsequent charge or other interest affects any Security Asset, any Secured Party may open a new account with any Loan Party. (b) If a Secured Party does not open a new account, it will nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that charge or other interest. (c) As from that time all payments made to that Secured Party will be credited or be treated as having been credited to the new account and will not operate to reduce any Secured Obligation. 21.4 Time deposits Without prejudice to any right of set-off any Secured Party may have under any Loan Document or otherwise, if any time deposit matures on any account a Chargor has with any Secured Party within the Security Period when: (a) this Security has become enforceable; and

33 1243436-LONSR01A - MSW (b) no Secured Obligation is due and payable, that time deposit will automatically be renewed for any further maturity which that Secured Party in its absolute discretion considers appropriate unless that Secured Party otherwise agrees in writing. 21.5 Notice of assignment This Deed constitutes notice in writing to each Chargor of any charge or assignment of a debt owed by that Chargor to any other member of the Group and contained in any Loan Document. 21.6 Perpetuity period The perpetuity period for the trusts in this Deed is 125 years. 21.7 Financial Collateral (a) To the extent that the assets mortgaged or charged under this Deed constitute “financial collateral” and this Deed and the obligations of any Chargor under this Deed constitute a “security financial collateral arrangement” (in each case for the purpose of and as defined in the Financial Collateral Arrangements (No.2) Regulations 2003 (SI 2003 No. 3226)) the Administrative Agent shall have the right after this Security has become enforceable to appropriate all or any part of that financial collateral in or towards the satisfaction of the Secured Obligations. (b) For the purpose of paragraph (a) above, the value of the financial collateral appropriated shall be (i) in the case of cash, the amount standing to the credit of each of the Security Accounts, together with any accrued but unposted interest, at the time the right of appropriation is exercised; and (ii) in the case of any other asset, such amount as the Administrative Agent may determine having taken into account advice obtained by it from an independent investment or accountancy firm of national standing selected by it. In each case, the parties agree that the method of valuation provided for in this Deed shall constitute a commercially reasonable method of valuation for the purposes of the Regulations. 22. RELEASE (a) At the end of the Security Period (or as required under the Loan Documents), the Administrative Agent must, at the request and cost of the Chargors, take whatever action is reasonably necessary and within its power to release the relevant Security Assets (whether in whole or in part) from this Security subject to paragraph Error! Reference source not found. below. (b) If any discharge or release of any Chargor of its obligations under this Deed and/or of this Security is made in whole or in part on the faith of any payment, security or other disposition which is avoided, rescinded or must be restored or returned, the liability of each Chargor under this Deed and the Security will continue or be reinstated as if the discharge or release had not occurred.

34 1243436-LONSR01A - MSW 23. COUNTERPARTS This Deed may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument. 24. NOTICES 24.1 Communications in Writing Each communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, shall be made by email, fax or letter. 24.2 Addresses (a) Any notice or other communication herein required or permitted to be given to a party to this Deed shall be sent to the relevant party’s address set out in Clause 24.2(b) or as set forth in the Credit Agreement or any substitute address, email, fax number or department or officer as the relevant party may notify to the Administrative Agent (or the Administrative Agent may notify to the other parties, if a change is made by the Administrative Agent) by not less than five business days' notice. (b) For the purposes of Clause 24.2(a) , the contact details of each Chargor shall be as follows: Avaya UK To: Legal Department (UK) Ena Hunter – Corporate Counsel, UK and Ireland Avaya House Cathedral Hill Guildford Surrey GU2 7YL Tel: 01483 308332 Email: ehunter@avaya.com with a copy to: Legal Department (US) Adele Freedman, VP and Deputy GC

35 1243436-LONSR01A - MSW c/o Avaya Inc. 4655 Great American Parkway Santa Clara, CA 95054 Tel: (408) 562-3400 Email: afreedman@avaya.com Avaya Ireland To: The Atrium, Block A, Blackthorn Road, Sandyford Business Park, Sandyford, Dublin 18 Attention: Michael Murray mmurray@avaya.com with a copy to: Legal Department (US) Adele Freedman, VP and Deputy GC c/o Avaya Inc. 4655 Great American Parkway Santa Clara, CA 95054 Tel: (408) 562-3400 Email: afreedman@avaya.com Legal Department (UK) Ena Hunter – Corporate Counsel, UK and Ireland Avaya House Cathedral Hill Guildford Surrey GU2 7YL Tel: 01483 308332 Email: ehunter@avaya.com

36 1243436-LONSR01A - MSW Avaya GmbH To: Theodor-Heuss-Allee 112, 60486 Frankfurt am Main, Germany Attention: Wolfgang Zorn Area Controller DACH Tel: +49 69 7505-6384 Mobile: +49 163 282 9920 with a copy to: Adele Freedman c/o Avaya Inc. 4655 Great American Parkway Santa Clara, CA 95054 U.S.A. Michael Lee ROPES & GRAY LLP Prudential Tower, 800 Boylston Street Boston, MA 02199-3600 U.S.A. 24.3 Delivery (a) Any communication or document made or delivered by one person to another under or in connection with this Deed will only be effective: (i) if by way of fax or email, when received in legible form; or (ii) if by way of letter, when it has been left at the relevant address or, as the case may be, five days after being deposited in the post postage prepaid in an envelope addressed to it at that address.

37 1243436-LONSR01A - MSW (b) Any communication or document to be made or delivered to the Administrative Agent under or in connection with this Deed shall be effective only when actually received by the Administrative Agent and then only if it is expressly marked for the attention of the department or officer identified with the Administrative Agent’s communication details (or any substitute department or officer as the Administrative Agent shall specify for this purpose). 24.4 Notification of address, fax number and email address Promptly upon receipt of notification of an address, fax number and email address or change of address, email or fax number pursuant to Clause 24.2 (Addresses) or changing its own address, email or fax number, the Administrative Agent shall notify the other parties. 24.5 English language (a) Any notice given under or in connection with this Deed must be in English. (b) All other documents provided under or in connection with this Deed must be: (i) in English; or (ii) if not in English, and if so required by the Administrative Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 25. GOVERNING LAW This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law. 26. ENFORCEMENT 26.1 Jurisdiction of English courts (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a "Dispute"). (b) The parties to this Deed agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary. (c) This Clause 26.1 is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions. 26.2 Service of process (a) Without prejudice to any other mode of service allowed under any relevant law, each Chargor not incorporated in England and Wales irrevocably appoints Avaya UK as its agent under this Deed for service of process in any proceedings before the English courts in connection with this Deed (and Avaya UK, by its execution of this Deed, accepts that appointment).

38 1243436-LONSR01A - MSW (b) If any person appointed as process agent under this Clause is unable for any reason to so act, the Avaya UK (on behalf of all the Chargors) must immediately (and in any event within 3 Business Days of such event taking place) appoint another agent on terms acceptable to the Administrative Agent. Failing this, the Administrative Agent may appoint another process agent for this purpose. (c) Each Chargor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings. 26.3 Waiver of immunity (a) Each Chargor irrevocably and unconditionally: (i) agrees not to claim any immunity from proceedings brought by a Secured Party against it in relation to this Deed and to ensure that no such claim is made on its behalf; (ii) consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and (iii) waives all rights of immunity in respect of it or its assets. 26.4 Waiver of trial by jury EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS DEED OR ANY TRANSACTION CONTEMPLATED BY THIS DEED. THIS DEED MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT. This Deed has been executed and delivered as a deed on the date stated at the beginning of this Deed.